EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Webster Financial Corporation:

We consent to incorporation by reference in the registration statement on Form S-3 related to the registration of shares for Webster Financial Corporation's acquisitions of Benefit Plans Design & Administration, Inc. and Wolff Zackin & Associates, Inc., filed by Webster Financial Corporation under the Securities Act of 1933, of our report dated January 23, 2001, with respect to the consolidated statements of financial condition of Webster Financial Corporation and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Webster Financial Corporation, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Hartford, Connecticut
August 7, 2001